UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2022

NURIX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Owens Street, Suite 205 San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)

(415) 660-5320

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2022, Nurix Therapeutics, Inc. (the “Company”) held its virtual 2022 Annual Meeting of Stockholders exclusively online via live webcast (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2022 (the “Proxy Statement”). There were 38,626,649 shares of common stock present at the Annual Meeting in person or by proxy, which represented approximately 86% of the voting power of the shares of common stock entitled to vote at the Annual Meeting and constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on March 11, 2022.

The stockholders of the Company voted on the following proposals at the Annual Meeting:

1. To elect two Class II directors, each of whom is currently serving on the Company’s Board of Directors (the “Board”), each to serve a three-year term expiring at the Company’s 2025 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2022.

3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

4. To approve, on a non-binding advisory basis, the frequency of future votes on the compensation of the Company’s named executive officers.

The final voting results for each of these proposals are detailed below.

Proposal 1. Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Judith A. Reinsdorf, J.D.	35,374,752	45,271	3,206,626
Clay B. Siegall, Ph.D.	34,864,972	555,051	3,206,626

Each of the two nominees for director was elected to serve until the Company’s 2025 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,617,519	8,282	848	—

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2022.

Proposal 3. Approval, on a Non-binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,032,385	1,380,760	6,878	3,206,626

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Proposal 4. Approval, on a Non-binding Advisory Basis, of the Frequency of Future Votes on the Compensation of the Company’s Named Executive Officers

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
35,025,154	9,034	379,470	6,365	—

The stockholders approved, on a non-binding advisory basis, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

After taking into consideration the foregoing voting results and the Board’s prior recommendation in favor of an annual advisory stockholder vote on the compensation of the Company’s named executive officers, the Board has determined to hold future advisory votes on the compensation of the Company’s named executive officers every year until the next required non-binding advisory vote on the frequency of future votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: May 6, 2022	By:	/s/ Arthur T. Sands
Arthur T. Sands, M.D., Ph.D.
President and Chief Executive Officer